AMENDMENT NO. 1
                                       TO
                              CONSULTING AGREEMENT


     AMENDMENT NO. 1, dated as of December 28, 2000 (the "Amendment"), to the Consulting Agreement, dated as of December 17, 1998 (the "Agreement"), by and among Software Publishing Corporation Holdings, Inc. (now known as Vizacom Inc.), a Delaware Corporation (the "Company"), Target Capital Corp. ("Target") and Yitz Grossman ("YG").

                              W I T N E S S E T H:

     WHEREAS, the Company will have accrued obligations (the "Current Fee") of $269,860.99 to Target pursuant to the Agreement through December 31, 2000;

     WHEREAS, the Company desires to pay, and Target has agreed to accept payment of, the Current Fee in shares of the Company's common stock, par value $.001 per share ("Common Stock"), valued at $.2188 per share, the closing price of the Common Stock on Nasdaq on the date hereof;

     WHEREAS, in consideration for Target's other agreements set forth herein and in order to induce the exercise of all warrants held of record by Target, YG, Yitz Grossman Charitable Trust and United Krasna Organization (Target's donee), the Company has agreed to amend such warrants to decrease the exercise price thereof to $.2188 per share; and

     WHEREAS, the parties desire to amend certain other provisions of the Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. PAYMENT OF FEES. (a) The parties agree that the Current Fee is $269,860.99, exclusive of amounts payable by the Company for insurance pursuant to Section 1.8 of the Agreement.

     (b) The Company shall issue 1,233,368 shares (the "Shares") of Common Stock to Target in full payment of the Current Fee within ten days after the date hereof. The Company will register the Shares for resale by Target as soon as reasonably practicable.

     2. AMENDMENTS. (a) Section 1.4(d) of the Agreement is hereby deleted in its entirety. Target and YG acknowledge that no amount is due and owing under such Section as of the date hereof.

     (b) The second sentence of Section 1.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

          "The term of this Agreement shall be extended for an additional 18 month period if at any time during the term of this Agreement the Company reports net revenues of $45 million or more in any fiscal year, and shall be extended for another 18 month period if at any time during the term of this Agreement the Company reports net revenues of $65 million or more in any fiscal year; provided, however, that in determining such net revenues, any revenues generated from operations that are acquired by the Company after December 28, 2000 (other than if such acquisition was the result of an introduction to the Company by or through Target or YG) shall be excluded."

     3. WARRANTS. All warrants to purchase Common Stock currently held by Target, YG Yitz Grossman Charitable Trust and United Krasna Organization shall be amended to reduce the exercise price thereof to $.2188 per share from and after the date hereof. The Company shall issue replacement warrants to the holders thereof within 20 days after the date such warrantholders submit their original warrants to the Company for substitution.

     4. REPRESENTATIONS AND WARRANTIES. Target hereby represents and warrants to the Company that is an accredited investor as such term is defined under Regulation D promulgated pursuant to the Securities Act of 1933, as amended. Target is acquiring the Shares for its own account, for investment, and not with a view to the resale or distribution thereof. Target acknowledges that the Shares have not been registered under the Securities Act, may not be resold or otherwise transferred or disposed of without such registration or an appropriate exemption therefrom and from state blue sky laws, and that the certificates evidencing the Shares will bear a legend to such effect. Target has evaluated the merits and risks of acquiring the Shares and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of such acquisition, is aware of and has considered the financial risks and financial hazards of acquiring such Shares, and is able to bear the economic risk of acquiring such Shares. Target has had access to such information regarding the business and finances of the Company, and has been provided the opportunity to discuss with the Company's management the business, affairs and financial condition of the Company and such other matters with respect to the Company as would concern a reasonable person considering the transactions contemplated by this Agreement and/or concerned with the operation of the Company including, without limitation, pursuant to a meeting and/or discussions with management of the Company.

      5. MISCELLANEOUS. (a) This Amendment shall be governed by the internal laws of the State of New York, without regard to its conflicts of law principles.

     (b) This Amendment shall be binding and effective upon the Company and its successors and permitted assigns, and upon Target and YG, their successors, heirs, representatives and assigns, as the case may be.

     (c) This Amendment may be signed in any number of counterparts, each of which shall be deemed an original. This Amendment and any counterpart so executed shall be deemed one and the same instrument.

     (d) Except as specifically modified herein, the Company, Target and YG agree that all other terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date above first written.

                                          VIZACOM INC.


                                          By:        /s/ Alan Schoenbart
                                              ----------------------------------
                                              Name:  Alan Schoenbart
                                              Title: CFO

                                          TARGET CAPITAL CORP.


                                          By:          /s/ Yitz Grossman
                                              ----------------------------------
                                              Name:  Yitz Grossman
                                              Title: President


                                                 /s/ Yitz Grossman
                                          --------------------------------------
                                             Yitz Grossman, Personally